 EXHIBIT 99.1

Twin Vee PowerCats Set to Acquire Aquasport Boats and 150,000 sq. ft. Tennessee Manufacturing Facility

Aquasport has Been an Established Player in the Recreational Marine Industry for Over 50 Years

FORT PIERCE, FL / ACCESSWIRE / May 9, 2023 — Twin Vee PowerCats, Co. (Nasdaq:VEEE),(“Twin Vee” or the “Company”), a manufacturer, distributer, and marketer of power sport catamaran boats, today announced that it has entered into an agreement with Ebbtide Corporation to acquire the AQUASPORT™ boat brand and manufacturing facility. The acquisition includes Aquasport’s trademarks, its 150,000-square-foot manufacturing facility situated on 18.5 acres in White Bluff Tennessee, and related tooling, molds, and equipment to initially build five Aquasport models ranging in size from 21 to 25-foot boats.

Twin Vee and Ebbtide Corporation signed a lease-option where Twin Vee funded $300,000 against the $3,100,000 purchase price. Twin Vee has the option to either pay $22,000 per month in lease payments with $16,000 of the monthly payment attributed to reducing the outstanding balance of the purchase price or purchase the Aquasport assets outright any time prior to the 5 years by funding the outstanding balance to Ebbtide Corporation.

According to Joseph Visconti, CEO and President of Twin Vee PowerCats Co., Twin Vee will take physical control of the Aquasport property and facility in Tennessee on June 1, 2023. The factory produced and sold Aquasport boats until November 2022. Twin Vee aims to restart the Aquasport facility and begin producing and delivering Aquasport boats. “The acquisition of Aquasport by Twin Vee offers numerous benefits for us,” remarks Visconti. “Increased revenue, greater market share, and a business model that is more scalable to a larger population of the boat-buying industry are some of the reasons we are excited about this incredible opportunity.”

According to Visconti, Aquasport’s acquisition will allow Twin Vee to expand its product line to include a wider variety of boats, including larger monohull models not currently offered by the Company. “This product line expansion is likely to attract new customers interested in purchasing boats with such a recognizable pedigree as Aquasport,” states Visconti. “Additionally, the acquisition will allow the Company to leverage Aquasport’s existing brand recognition and sell our products to a wider audience, potentially further increasing revenue.”

Twin Vee also anticipates an increased market share with the acquisition of Aquasport. “Aquasport has been an established player in the recreational marine industry since the 1960s, with a loyal customer base and a reputation for quality and reliability. By combining our resources, we believe we can increase the Company’s market share and take advantage of new opportunities,” says Visconti. “Not only are we looking forward to adding Aquasport’s incredible model lineup to our own, but we are also excited to utilize Aquasport’s dealer network to bring our power catamarans to a broader consumer base that might not yet be familiar with our brand.”

The Company is preparing to take over Aquasport’s boat manufacturing plant and office facilities on June 1st, significantly expanding Twin Vee’s production capabilities. “This opportunity enables us to create a more scalable business model better suited to the needs of a larger population of the boat-buying industry. Twin Vee and Aquasport both have established reputations for quality and reliability,” explains Visconti. “Together, we have the potential to create a more diverse and robust product line that is better suited to the needs of a wider range of customers. This will help the Company appeal to new customers, increase its revenue, and establish a business model that adapts to changing market conditions. Moreover, this move allows us to take advantage of economies of scale in manufacturing, distribution, and marketing, helping us reduce costs and increase profitability.”

Aquasport was founded in 1964 as C&S Boats after Fred Coburn and Lennox Sargent introduced a 22’2” open, modified-vee hull, center console, and outboard-powered fishing boat to the market. Renamed Aquasport in 1967, the company’s first boat was known as a trendsetter that launched the center console into mainstream boating and changed how builders and buyers approached small, personal fishing boats. By the 1970s, Aquasport offered several more center console models, ranging from 17 feet to 24+-feet in length. Genmar Holdings, Inc., the second largest manufacturer of recreational motorboats at the time, purchased Aquasport in 1989 and continued to produce a wide range of recreational center console boats until the brand was shelved in 2005. Ebbtide eventually purchased the brand and brought it back online a few years ago.

“Aquasport boats have had a significant impact on the marine industry for nearly 60 years,” states Visconti. “Aquasport has been at the forefront of many technological advancements in the industry. Its 22-2 boat was considered the first modern center console boat. It adopted aluminum in boating early on and was one of the first marine manufacturers to build a walkaround cuddy and tuna tower. Their boats have helped to set the standard for performance and functionality.” Additionally, Twin Vee believes that one of Aquasport’s most significant impacts was its reputation for producing quality boats that are both functional and stylish and that could support rigorous use by avid fishers, weekend warriors, and families alike. “We can’t wait to work with the Aquasport brand and see what we can achieve together.”

About Twin Vee PowerCats Co.

Twin Vee is a designer, manufacturer, distributer, and marketer of power sport catamaran boats. The Company is located in Fort Pierce, Florida and has been building and selling boats for nearly 30 years. Learn more at twinvee.com. Twin Vee is one of the most recognizable brand names in the catamaran sport boat category, and is known as the “Best Riding Boats on the Water™”.

Forward-Looking Statements

This press release contains certain forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements are identified by the use of the words “could,” “believe,” “anticipate,” “intend,” “estimate,” “expect,” “may,” “continue,” “predict,” “potential,” “project” and similar expressions that are intended to identify forward-looking statements and include statements regarding the Company’s plans to acquire the AQUASPORT boat brand and manufacturing facility, taking physical control of the Aquasport property and facility in Tennessee Facility on June 1, 2023, restarting the Aquasport facility and beginning to produce and deliver Aquasport boats, the acquisition of Aquasport offering numerous benefits to the Company, including increased revenue, greater market share and a business model that is more scalable to a larger population of the boat-buying industry, the Aquasport’s acquisition allowing the Company to expand its product line to include a wider variety of boats, including larger monohull models not currently offered by the Company, the product line expansion attracting new customers interested in purchasing boats with a recognizable pedigree as Aquasport, the acquisition allowing the Company to leverage Aquasport’s existing brand recognition and sell its products to a wider audience, the Company increasing its revenue and market share, utilizing Aquasport’s dealer network to bring the Company’s power catamarans to a broader consumer base that might not be familiar with its brand yet, creating a more diverse and robust product line that is better suited to the needs of a wider range of customers, establishing a business model that adapts to changing market conditions, taking advantage of economies of scale in manufacturing, distribution, and marketing, helping the Company reduce costs and increase profitability and working with the Aquasport brand to see what the Company and Aquasport can achieve together. These forward-looking statements are based on management’s expectations and assumptions as of the date of this press release and are subject to a number of risks and uncertainties, many of which are difficult to predict that could cause actual results to differ materially from current expectations and assumptions from those set forth or implied by any forward-looking statements. Important factors that could cause actual results to differ materially from current expectations include, among others the Company’s ability to acquire the AQUASPORT boat brand and manufacturing facility as planned, the Company’s ability to take physical control of the Aquasport property and facility in Tennessee on June 1, 2023, the Company’s ability to restart the Aquasport facility and produce and deliver Aquasport boats, the Company’s ability to achieve the expected benefits of the acquisition of Aquasport, the Company’s ability to expand its product line to include a wider variety of boats, including larger monohull models not currently offered by the Company, the Company’s ability to attract new customers interested in purchasing boats with a recognizable pedigree as Aquasport, the Company’s ability to leverage Aquasport’s existing brand recognition and sell its products to a wider audience, the Company’s ability to increase its revenue and market share, the Company’s ability to utilize Aquasport’s dealer network to bring the Company’s power catamarans to a broader consumer base, the Company’s ability to establish a business model that adapts to changing market conditions, the Company’s ability to take advantage of economies of scale in manufacturing, distribution, and marketing, the Company’s ability to reduce costs and increase profitability, and the risk factors described in the Company’s Annual Report on Form 10-K for the year ended December 31, 2022, the Company’s Quarterly Reports on Form 10-Q, the Company’s Current Reports on Form 8-K and subsequent filings with the SEC. The information in this release is provided only as of the date of this release, and the Company undertakes no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, after the date on which the statements are made or to reflect the occurrence of unanticipated events, except as required by law.

Contact:

Glenn Sonoda

investor@twinvee.com